First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                     2005                                      2004
                                                 -----------      --------------------------------------------------------------
                                                   March 31,      December 31,    September 30,       June 30,        March 31,
                                                 -----------      ------------    -------------     -----------      -----------
--------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------------
Securities available for sale                    $ 1,741,486        1,170,129        1,171,011        1,198,777        1,239,025
Loans and leases:
   Commercial:
    Real estate                                  $ 1,721,393        1,268,858        1,212,545        1,149,537        1,077,839
    Business                                     $   462,549          345,520          342,382          335,491          320,010
                                                 -----------      -----------      -----------      -----------      -----------
      Total commercial loans                     $ 2,183,942        1,614,378        1,554,927        1,485,028        1,397,849

   Residential real estate                       $ 2,114,420        1,132,471        1,150,032        1,162,544        1,154,084
   Home equity                                   $   344,589          247,190          236,357          227,544          221,486
   Other consumer                                $   186,413          174,309          185,518          193,608          207,834
   Specialized lending                           $   154,380           79,358           80,264           81,520           82,221
   Net deferred costs and discounts              $    12,573            8,971            9,123            9,777           10,424
                                                 -----------      -----------      -----------      -----------      -----------
      Total loans and leases                     $ 4,996,317        3,256,677        3,216,221        3,160,021        3,073,898
   Allowance for credit losses                   $    72,868           41,422           41,273           41,434           40,766
                                                 -----------      -----------      -----------      -----------      -----------
      Loans and leases, net                      $ 4,923,449        3,215,255        3,174,948        3,118,587        3,033,132
Goodwill and other intangibles                   $   738,191          345,660          347,865          347,936          348,980
Total assets                                     $ 7,907,976        5,078,374        5,065,135        5,025,940        4,979,890
Total interest-earning assets                    $ 6,780,978        4,445,724        4,410,707        4,384,094        4,335,885

Deposits:
   Core:
    Savings                                      $ 1,705,258        1,086,769        1,066,321        1,063,799        1,049,151
    Interest-bearing checking                    $ 1,241,760          912,598          919,378          908,309          869,556
    Noninterest-bearing                          $   524,219          291,491          285,322          290,926          248,970
                                                 -----------      -----------      -----------      -----------      -----------
      Total core deposits                        $ 3,471,237        2,290,858        2,271,021        2,263,034        2,167,677
   Certificates                                  $ 1,704,498        1,046,824        1,045,604        1,055,993        1,131,373
                                                 -----------      -----------      -----------      -----------      -----------
      Total deposits                             $ 5,175,735        3,337,682        3,316,625        3,319,027        3,299,050

Short-term borrowings                            $   384,399          209,236          192,282          196,006          154,383
Long-term borrowings                             $   851,461          541,450          532,996          517,810          507,443
Total interest-bearing liabilities               $ 5,887,376        3,796,877        3,756,581        3,741,917        3,711,906
Stockholders' equity                             $ 1,390,713          928,162          937,307          925,750          938,023
Tangible equity (1)                              $   652,522          582,502          589,442          577,814          589,043
Fair value adjustment included in
   stockholders' equity                          $   (15,247)          (5,106)          (3,625)          (9,298)           4,011
Net earning assets                               $   893,602          648,847          654,126          642,177          623,979
Common shares outstanding (2)                        112,460           78,277           79,246           79,332           79,712
Treasury shares                                        3,327            1,781              747              613               --
Total loans serviced for others                  $   372,461          325,125          326,936          331,927          347,291
--------------------------------------------------------------------------------------------------------------------------------
CAPITAL
--------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                              12.52%           16.40%           16.43%           16.66%           16.94%
Total risk based capital                               13.77%           17.65%           17.68%           17.91%           18.19%
Tier 1 (core) capital                                   8.44%           11.40%           11.31%           11.37%           11.53%
Tangible capital                                        8.44%           11.40%           11.31%           11.37%           11.53%
Equity to assets                                       17.59%           18.28%           18.51%           18.42%           18.84%
Book value per share (2)                         $     12.37            11.86            11.83            11.67            11.77
Tangible book value per share (1)(2)             $      5.80             7.44             7.44             7.28             7.39
--------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Commercial real estate                        $     4,513            3,416            5,414            4,612            7,057
   Commercial business                           $     2,005            1,564            1,745            1,362            2,015
   Residential real estate                       $     7,694            4,276            4,536            4,685            4,410
   Home equity                                   $       803              519              390              484              440
   Other consumer                                $       915              801              677              830              594
   Specialized lending                           $     4,148            1,452            2,177            1,350            1,756
                                                 -----------      -----------      -----------      -----------      -----------
    Total non-performing loans                   $    20,078           12,028           14,939           13,323           16,272
Real estate owned                                $     1,111              740              691              400              563
                                                 -----------      -----------      -----------      -----------      -----------
    Total non-performing assets                  $    21,189           12,768           15,630           13,723           16,835

Provision for credit losses                      $     2,301            1,846            1,742            3,104            1,750
Net loan charge-offs                             $     1,539            1,697            1,903            2,436            1,054
Net charge-offs to average loans (annualized)           0.13%            0.21%            0.24%            0.32%            0.14%
Provision for credit losses as a
   percentage of net loan charge-offs                 149.51%          108.78%           91.54%          127.42%          166.03%
Total non-performing loans to total loans               0.40%            0.37%            0.46%            0.42%            0.53%
Total non-performing assets as a
   percentage of total assets                           0.27%            0.25%            0.31%            0.27%            0.34%
Allowance for credit losses to total loans              1.46%            1.27%            1.28%            1.31%            1.33%
Allowance for credit losses
   to non-performing loans                            362.92%          344.38%          276.28%          311.00%          250.53%
--------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                          1,720            1,200            1,207            1,196            1,177
Number of branches                                       115               71               71               70               68

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                              2005                                         2004
                                           ----------    -----------------------------------------------------------------------
                                              First       Year Ended       Fourth          Third         Second         First
                                             Quarter     December 31,      Quarter        Quarter        Quarter       Quarter
                                           ----------    ------------    ----------     ----------     ----------     ----------
--------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------------
Interest income                            $   86,515        224,578         58,954         56,818         55,750         53,056
Interest expense                           $   26,285         68,476         18,028         17,180         16,815         16,453
                                           ----------     ----------     ----------     ----------     ----------     ----------
    Net interest income                    $   60,230        156,102         40,926         39,638         38,935         36,603
Provision for credit losses                $    2,301          8,442          1,846          1,742          3,104          1,750
                                           ----------     ----------     ----------     ----------     ----------     ----------
    Net interest income after provision for
      credit losses                        $   57,929        147,660         39,080         37,896         35,831         34,853

Noninterest income:
   Banking services                        $    7,989         19,818          5,378          5,296          4,934          4,210
   Risk management services                $    5,869         17,391          4,193          4,308          4,442          4,448
   Wealth management services              $    1,441          4,764          1,172          1,257          1,261          1,074
   Lending and leasing                     $    1,576          4,676          1,359          1,117          1,127          1,073
   Bank-owned life insurance               $    1,056          3,761            860            826          1,208            867
   Net realized gains on securities available
      for sale                             $        5             60             --             --             --             60
   Other                                   $      475          1,396            559            303            415            119
                                           ----------     ----------     ----------     ----------     ----------     ----------
    Total noninterest income               $   18,411         51,866         13,521         13,107         13,387         11,851

Noninterest expense:
   Salaries and benefits                   $   22,209         65,264         16,676         16,790         15,915         15,883
   Occupancy and equipment                 $    4,477         12,513          2,958          3,079          3,120          3,356
   Technology and communications           $    4,064         11,499          3,163          2,883          2,845          2,608
   Marketing and advertising               $    1,711          4,738          1,403            998          1,381            956
   Professional services                   $    2,544          5,117          1,889          1,460            987            781
   Amortization of intangibles             $    2,508          4,605          1,218          1,182          1,164          1,041
   Other                                   $    6,340         17,114          4,737          3,986          4,437          3,954
                                           ----------     ----------     ----------     ----------     ----------     ----------
    Total noninterest expense              $   43,853        120,850         32,044         30,378         29,849         28,579

    Income before income taxes             $   32,487         78,676         20,557         20,625         19,369         18,125
Income taxes                               $   11,392         26,859          6,998          7,295          6,356          6,210
                                           ----------     ----------     ----------     ----------     ----------     ----------
    Net income                             $   21,095         51,817         13,559         13,330         13,013         11,915
                                           ==========     ==========     ==========     ==========     ==========     ==========
--------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
--------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                   $     0.19           0.66           0.17           0.17           0.16           0.15
   Diluted                                 $     0.19           0.65           0.17           0.17           0.16           0.15
Cash dividends                             $     0.09           0.30           0.08           0.08           0.07           0.07
Dividend payout ratio                           47.37%         45.45%         47.06%         47.06%         43.75%         46.67%
Dividend yield (annualized)                      2.76%          2.15%          2.28%          2.38%          2.35%          2.06%
Market price (NASDAQ: FNFG):
   High                                    $    14.16          15.78          14.85          14.00          14.13          15.78
   Low                                     $    12.80          11.49          13.18          11.84          11.49          13.32
   Close                                   $    13.21          13.95          13.95          13.38          12.00          13.64
--------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
(Annualized)
--------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                      1.15%          1.05%          1.06%          1.05%          1.05%          1.02%
   Return on average equity                      6.40%          5.59%          5.76%          5.67%          5.60%          5.29%
   Return on average tangible equity (1)        12.89%          8.75%          9.16%          9.04%          8.93%          7.91%

As a percentage of average assets:
   Noninterest income                            1.00%          1.05%          1.06%          1.04%          1.08%          1.01%
   Noninterest expense                           2.39%          2.44%          2.51%          2.40%          2.41%          2.44%
                                           ----------     ----------     ----------     ----------     ----------     ----------
    Net overhead                                 1.39%          1.39%          1.45%          1.36%          1.33%          1.43%
Efficiency ratio                                55.76%         58.11%         58.85%         57.59%         57.05%         58.98%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                              2005                                         2004
                                           ----------    -----------------------------------------------------------------------
                                              First       Year Ended       Fourth          Third         Second         First
                                             Quarter     December 31,      Quarter        Quarter        Quarter       Quarter
                                           ----------    ------------    ----------     ----------     ----------     ----------
--------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost              $1,667,038      1,177,203      1,175,149      1,191,767      1,221,772      1,119,987
Loans (3)                                  $4,697,778      3,109,335      3,230,411      3,177,191      3,099,987      2,927,675
Total interest-earning assets              $6,411,701      4,332,665      4,439,570      4,408,057      4,361,984      4,117,336
Goodwill and other intangibles             $  672,573        335,796        347,376        347,715        348,534        299,300
Total assets                               $7,452,984      4,949,717      5,075,322      5,033,077      4,986,412      4,701,761

Interest-bearing liabilities:
   Savings accounts                        $1,601,471      1,033,983      1,075,082      1,074,032      1,056,289        929,639
   Checking                                $1,189,229        889,372        918,571        928,300        893,854        816,016
   Certificates of deposit                 $1,570,152      1,081,034      1,043,603      1,039,097      1,095,011      1,147,295
   Borrowed funds                          $1,181,532        677,784        741,044        686,437        672,731        610,134
                                           ----------     ----------     ----------     ----------     ----------     ----------
     Total interest-bearing liabilities    $5,542,384      3,682,173      3,778,300      3,727,866      3,717,885      3,503,084

Noninterest-bearing deposits               $  482,375        275,227        292,066        303,244        271,090        234,016
Total liabilities                          $6,116,957      4,021,960      4,138,949      4,098,522      4,051,643      3,796,600
Stockholders' equity                       $1,336,026        927,757        936,373        934,555        934,769        905,161
Tangible equity (1)                        $  663,453        591,961        588,997        586,840        586,235        605,861

Net earning assets                         $  869,317        650,492        661,270        680,191        644,099        614,252
Common shares outstanding (2):
   Basic                                      108,200         78,750         78,735         79,257         79,595         77,407
   Diluted                                    109,246         79,970         79,882         80,312         80,731         78,917
--------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES
--------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost                    3.35%          2.86%          2.97%          2.91%          2.77%          2.78%
Loans                                            6.21%          6.14%          6.21%          6.05%          6.12%          6.20%
Total interest-earning assets                    5.43%          5.18%          5.30%          5.15%          5.12%          5.16%

Savings accounts                                 0.98%          0.94%          1.01%          0.95%          0.93%          0.88%
Interest-bearing checking                        1.00%          0.93%          1.02%          0.94%          0.89%          0.86%
Certificates of deposit                          2.32%          2.21%          2.24%          2.17%          2.14%          2.29%
Borrowed funds                                   3.62%          3.91%          3.80%          3.90%          3.92%          4.07%
     Total interest-bearing liabilities          1.92%          1.86%          1.90%          1.83%          1.82%          1.89%

Net interest rate spread                         3.51%          3.32%          3.40%          3.32%          3.30%          3.27%
Net interest rate margin                         3.76%          3.60%          3.69%          3.60%          3.57%          3.56%

----------
(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)   Net of deferred costs and unearned discounts.